MASTER CUSTODY AGREEMENT

EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin California Tax-Free Income Fund	Delaware Statutory Trust
Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Insured Tax-Free Income Fund Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Limited-Term Tax-Free Income Fund Franklin California Tax-Exempt Money Fund
Franklin Capital Growth Fund	Delaware Statutory Trust

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax- Free Income Fund	Delaware Statutory Trust
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series

BONY Master Custody Exhibit A                               1                               Revised as of 6-3-08

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Global Trust	Delaware Statutory Trust

Fiduciary Large Capitalization Growth and Income Fund
Fiduciary Small Capitalization Growth and Income Fund
Franklin Global Real Estate Fund

Franklin International Growth Fund

Franklin International Small Cap Growth Fund
Franklin Templeton Core Fixed Income Fund
Franklin Templeton Core Plus Fixed Income Fund
Franklin Templeton Emerging Market Debt
Opportunities Fund
Franklin Templeton High Income Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Adjustable U.S. Government Securities Fund
Franklin Balanced Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Limited Maturity U.S. Govt Securities Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Fund Franklin Tennessee Municipal Bond Fund

BONY Master Custody Exhibit A                               2                               Revised as of 6-3-08

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual Discovery Fund Mutual European Fund Mutual Financial Services Fund Mutual Qualified Fund Mutual Shares Fund
Franklin New York Tax-Free Income Fund	Delaware Statutory Trust
Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Insured Tax-Free Income Fund Franklin New York Intermediate-Term Tax-Free Income Fund Franklin New York Limited-Term Tax-Free Income Fund Franklin New York Tax-Exempt Money Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund
Franklin Flex Cap Growth Fund

Franklin Focused Core Equity Fund

Franklin Global Communications Fund
Franklin Global Health Care Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund
Franklin Technology Fund

BONY Master Custody Exhibit A                               3                               Revised as of 6-3-08

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Exempt Money Fund	Delaware Statutory Trust
Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Double Tax-Free Income Fund
Franklin Federal Intermediate-Term Tax-Free
Income Fund
Franklin Federal Limited-Term Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Insured Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Massachusetts Insured Tax-Free Income Fund
Franklin Michigan Insured Tax-Free Income Fund
Franklin Minnesota Insured Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Ohio Insured Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund

BONY Master Custody Exhibit A                               4                               Revised as of 6-3-08

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Target Fund
Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund
Franklin Templeton Growth Target Fund
Franklin Templeton Moderate Target Fund
Franklin Templeton Perspectives Allocation Fund
Franklin Templeton 2015 Retirement Target Fund
Franklin Templeton 2025 Retirement Target Fund
Franklin Templeton 2035 Retirement Target Fund
Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth Securities Fund
Franklin Global Communications Securities Fund
Franklin Global Real Estate Securities Fund
Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund
Franklin Large Cap Growth Securities Fund
Franklin Large Cap Value Securities Fund
Franklin Money Market Fund
Franklin Rising Dividends Securities Fund
Franklin Small-Mid Cap Growth Securities Fund
Franklin Small Cap Value Securities Fund
Franklin Strategic Income Securities Fund
Franklin Templeton VIP Founding Funds
Allocation Fund
Franklin U.S. Government Fund
Franklin Zero Coupon Fund – 2010

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Variable Insurance Products Trust (continued)		Mutual Discovery Securities Fund Mutual Shares Securities Fund Templeton Global Income Securities Fund

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Franklin Cash Reserves Fund Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Income Fund
Templeton Income Trust	Delaware Statutory Trust	Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Mutual Recovery Fund	Delaware Statutory Trust
Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust

BONY Master Custody Exhibit A                               5                               Revised as of 6-3-08